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                                                                     Exhibit 5.1


                                                              September 12, 2003


Ascential Software Corporation
50 Washington Street
Westborough, MA 01581

          Re:  Ascential Software Corporation
               Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as special counsel to Ascential Software Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), for the purpose of registering with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), (i) 1,833,194 shares (the "Shares") of the Company's common stock, par value $.01 per share, (the "Common Stock"), issuable upon the exercise of options granted under the TSI International Software Ltd. 1993 Stock Option Plan, the 1996 Novera Software Inc. Stock Option Plan and the Mercator Software, Inc. 1997 Equity Incentive Plan (collectively, the "Plans") and assumed by the Company (each, an "Option") pursuant to the Agreement and Plan of Merger dated as of August 2, 2003 by and among the Company, Greek Acquisition Corporation and Mercator Software, Inc. (the "Merger Agreement") and (ii) the Common Stock Purchase Rights attached to the Shares (the "Rights").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement in the form to be filed with the Commission on the date hereof under the Securities Act; (ii) the Merger Agreement; (iii) the Certificate of

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Ascential Software Corporation
September 12, 2003
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Ownership and Merger, dated September 12, 2003, as filed with the Secretary of
State of the State of Delaware effecting the merger contemplated by the Merger Agreement; (iv) the Restated Certificate of Incorporation and the Restated Bylaws of the Company, each as currently in effect; (v) certain resolutions of the Board of Directors of the Company; (vi) the Plans; (vii) the First Amended and Restated Rights Agreement, dated as of August 12, 1997, between Informix Corporation and BankBoston N.A., as Rights Agent (the "Rights Agreement");
(viii) Amendment No. 1 to the First Amended Restated Rights Agreement, dated as of November 17, 1997, between Informix Corporation (the Company's former name) and BankBoston N.A., as Rights Agent; (ix) Amendment No. 2 to the First Amended and Restated Rights Agreement, dated as of April 26, 2002, between the Company and EquiServe Trust Company, N.A., as successor Rights Agent; and (x) a form of rights certificate evidencing the Rights (the "Rights Certificate"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     We have also assumed that each option agreement setting forth the terms of each Option granted under each of the Plans is consistent with the respective Plan and was duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered upon the exercise of each such Option will be in an amount at least equal to the par value of the Common Stock.

     Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

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Ascential Software Corporation
September 12, 2003
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     Based upon and subject to the foregoing, we are of the opinion that:

     1. The Shares have been duly authorized for issuance and, when issued and paid upon the exercise of an Option duly granted under a Plan in accordance with the provisions of such Plan and the applicable option agreement, will be validly issued, fully paid and nonassessable.

     2. The Rights attached to the Shares have been duly authorized for issuance and, when issued, will be validly issued.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate Meagher & Flom LLP